                                                 Registration No.
                                                                  --------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                       ---------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                             WEST TELESERVICES CORPORATION
                 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE                                                     47-0777362
(State or Other Jurisdiction of Incorporation or   (I.R.S. Employer Identification No.)
               Organization)

9910 Maple Street, Omaha, Nebraska                               68134
(Address of Principal Executive Office)                       (Zip Code)

                      1997 EMPLOYEES STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                                 Troy L. Eaden
                         West TeleServices Corporation
                               9910 Maple Street
                             Omaha, Nebraska 68134
                    (Name and Address of Agent For Service)

                                (402) 571-7700
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

 ===============================================================================
     Title Of          Amount    Proposed    Proposed     Amount Of
    Securities         To Be      Maximum     Maximum    Registration
       To Be         Registered  Offering    Aggregate       Fee
    Registered                   Price Per   Offering
                                  Share*      Price*
--------------------------------------------------------------------------------
  Common Stock       2,000,000   $15.625    $31,250,000     $9,470
($0.01 par value)
================================================================================

* Estimated solely for the purpose of calculating the registration fee and based on 100% of the average of the highest and lowest prices at which shares of Common Stock of the Company were sold on June 13, 1997, as quoted on the Nasdaq National Stock Market.


                                              The Index to Exhibits is at page 6
Page 1 of 14 Pages

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by West TeleServices Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (1) The Annual Report of the Company on Form 10-K for its fiscal year ended December 31, 1996.

     (2) The Company's latest Prospectus, dated November 26, 1996, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), which was part of the Company's Registration Statement on Form S-1, Registration No. 333-13991.

     (3) The description of the common stock of the Company, par value $.01 per share (the "Common Stock"), incorporated by reference into the Company's Registration Statement on Form 8-A (File No.000-21771) filed on November 21, 1996 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (4) The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1997.

     (5) The Company's Proxy Statement Pursuant to Section 14(a) of the Exchange Act, dated April 17, 1997.

     (6) All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the termination of this offering shall be deemed to be incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As of June 10, 1997, attorneys of Erickson & Sederstrom, P.C., which have performed services with respect to this Registration Statement, beneficially owned approximately 12,500 shares of the Company's Common Stock.


Page 2 of 14 Pages

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. Article IX of the Company's Restated Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted under the DGCL.

     Section 145 of the DGCL permits indemnification by a corporation of certain officers, directors, employees and agents. Article VIII of the Company's Restated Certificate of Incorporation provides that the Company, to the fullest extent authorized by subsections 145(a), 145(b) and 145(c) of the DGCL, shall indemnify each person who is or was a director or officer of the Company or is or was serving at the request of the Company as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise.
Article VIII, Section 7 of the Company's Restated Bylaws similarly provides that the Company shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of the Company, to the fullest extent permitted under and in accordance with the laws of the State of Delaware; provided, however, that the Company shall not be permitted to indemnify any person in connection with any proceeding initiated by such person, unless such proceeding is authorized by a majority of the directors of the Company.

     The Company has entered into separate indemnification agreements with each of its directors and executive officers (each an "Indemnitee"). These agreements require the Company to indemnify the Indemnitee against certain liabilities that may arise by reason of his or her status or service as a director or officer of the Company or at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise.. In addition, the Company maintains insurance on behalf of any person who is or was a director or officer of the Company for up to $5 million of covered losses.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     Exhibits identified in parentheses below, on file with the United States Securities and Exchange Commission, are incorporated herein by reference as exhibits hereto.


EXHIBIT
NUMBER                          DESCRIPTION
-------                         -----------

   4.01 Restated Certificate of Incorporation of the Company (Exhibit 3.01 to Registration Statement under Form S-1 (Amendment No. 2) dated November 21, 1996, File No. 333-13991)
   4.02 Restated Bylaws of the Company (Exhibit 3.02 to Registration Statement under Form S-1 (Amendment No. 2) dated November 21, 1996, File No. 333-13991)
   4.03 1997 Employees Stock Purchase Plan (Appendix A to Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, dated April 17, 1997, File No. 000-21771)
   5.01  Opinion of Erickson & Sederstrom, P.C.


Page 3 of 14 Pages

  23.01  Consent of Deloitte & Touche LLP
  23.02  Consent of Erickson & Sederstrom, P.C. (included in Exhibit 5.01)
  24.01 Powers of Attorney executed by officers and directors who signed this Registration Statement.

ITEM 9.   UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, That paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the

Page 4 of 14 Pages
registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, state of Nebraska, on this 16/th/ day of June, 1997.

                                       WEST TELESERVICES CORPORATION



                                       By: /s/ Michael A.  Micek
                                          --------------------------------------
                                       Michael A. Micek, Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                       Title                           Date
                         Chairman of the Board of
Gary L. West             Directors

                         Vice Chair of the Board of
Mary E. West             Directors and Secretary


                         Director and Chief Executive        By: /s/ Michael A.  Micek
                                                                 ----------------------------
                         Officer (Principal Executive                   Michael A. Micek
Troy L. Eaden            Officer)                                       Attorney-in-Fact
                                                                          June 16, 1997
                         Director, President and Chief
Thomas B. Barker         Operating Officer

William E. Fisher        Director

Greg T. Sloma            Director

                         Chief Financial Officer
/s/ Michael A. Micek     (Principal Financial and
    Michael A. Micek     Accounting Officer)                              June 16, 1997


Page 5 of 14 Pages

                               INDEX TO EXHIBITS

                                                                                       SEQUENTIAL
EXHIBIT                                                                                   PAGE
NUMBER                              DESCRIPTION                                          NUMBER
------                              -----------                                        ----------
   4.01  Restated Certificate of Incorporation of the Company (Exhibit 3.01 to              *
         Registration Statement under Form S-1 (Amendment No. 2) dated November
         21, 1996, File No. 333-13991)

   4.02  Restated Bylaws of the Company (Exhibit 3.02 to Registration Statement under       *
         Form S-1 (Amendment No. 2) dated November 21, 1996, File No. 333-13991)

   4.03  1997 Employees Stock Purchase Plan (Appendix A to Proxy Statement Pursuant         *
         to Section 14(a) of the Securities Exchange Act of 1934, dated April 17, 1997,
         File No. 000-21771)
   5.01  Opinion of Erickson & Sederstrom, P.C.                                             7

  23.01  Consent of Deloitte & Touche LLP                                                   8

  23.02  Consent of Erickson & Sederstrom, P.C. (included in Exhibit 5.01)                  7

  24.01  Powers of Attorney executed by officers and directors who signed this              9
         Registration Statement.

* Exhibits identified in parentheses, on file with the Securities Exchange Commission, are incorporated by reference as exhibits herein.

Page 6 of 14 Pages